UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Banc of California, Inc. (the “Company”) will be participating at the Keefe, Bruyette & Woods Winter Financial Services Symposium in Boca Raton, Florida on Thursday, February 9, 2017. A copy of the presentation materials containing information that will be presented to the analysts and investors attending the Symposium is included as Exhibit 99.1 to this Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01 Other Events.

On February 9, 2016, Banc of California, Inc. (the “Company”) issued a press release announcing the conclusion of the Special Committee investigation.

As previously reported, on October 18, 2016, an anonymous blog post raised questions about related party transactions and other issues with respect to the Company. Also, as previously disclosed, in response to these allegations, the Board of Directors of the Company formed a Special Committee to identify and engage an independent law firm to review the allegations. Shortly thereafter, on October 27, 2016, the Company’s independent auditor, KPMG, sent a letter to Mr. Sznewajs in his capacity as Chair of the Company’s Joint Audit Committee (the “KPMG Letter”) raising concerns about allegations of “inappropriate relationships with third parties” and “potential undisclosed related party relationships.”

The Special Committee retained WilmerHale, a law firm with no prior relationship with the Company, to conduct an independent investigation to address certain issues raised by the blog post, and items identified by the Special Committee as well as questions raised by the KPMG Letter. In accordance with the KPMG Letter, WilmerHale has made a final report to the Special Committee and KPMG and has confirmed its earlier conclusion that the inquiry has not found any violation of law. In addition, as previously stated, contrary to the claims in the blog post, WilmerHale did not find evidence that Jason Galanis has any direct or indirect control or undue influence over the Company. Furthermore, the inquiry did not find that any loan, related party transaction, or any other circumstance has impaired the independence of any director.

As set forth in the Company’s statement on January 23, 2017, while the Special Committee inquiry did not identify any violation of law, the Special Committee found that a press release issued by the Company on October 18, 2016, contained certain inaccuracies relating to a prior review of issues that were raised in the blog post.

A copy of the press release issued by the Company announcing the conclusion of the Special Committee investigation is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Banc of California, Inc. Investor Presentation Materials dated February 9, 2017.

99.2	Banc of California, Inc. Press Release, dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

February 9, 2017	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Banc of California, Inc. Investor Presentation Materials dated February 9, 2017.

99.2	Banc of California, Inc. Press Release, dated February 9, 2017.

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